Rise Gold Closes Equity Financing

December 7, 2023 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company" or "Rise Gold") announces that it has completed the second and final tranche of the non-brokered private placement announced in its October 31 and November 8, 2023 news releases (the "Financing"). The Company raised a total of US$967,957 through the sale of 5,377,541 units.

The Company previously announced the first closing of the Financing on November 7, 2023, for a total of US$584,358 through the sale of 3,246,431 units.

The Company has closed a second tranche of the Financing. In this tranche, the Company raised a total of US$383,600 through the sale of 2,131,110 units (each a "Unit") at a price of US$0.18 per Unit (~CDN$0.25 per Unit), with each Unit comprising one share of common stock (a "Share") and one-half of one share purchase warrant. Each whole warrant (a "Warrant") entitles the holder to acquire one Share at an exercise price of US$0.26 (~CDN$0.36) until December 7, 2025.

A director of Rise Gold, through an entity for which he exercises control or direction over investment decisions, purchased an aggregate of 280,000 Units for gross proceeds of US$50,400. The participation of this director in the Private Placement constitutes a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). Rise Gold is relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements of section 5.6 of MI 61-101. As the fair market value of the related party's participation is not more than 25% of Rise Gold's market capitalization, the related party transaction is exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101. A material change report, as contemplated by the related party transaction requirements under MI 61-101, was not filed more than 21 days prior to closing as the extent of related party participation in the Private Placement was not known until shortly prior to the closing.

All securities issued pursuant to the Financing are subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. Under Canadian securities laws the securities are subject to a hold period expiring on April 8, 2024. Rise Gold will use the proceeds from the Financing for general working capital.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to, among other things, its ongoing business operations.  These risks are related to a number of factors including, without limitation, obtaining all necessary regulatory approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. The Company undertakes no obligation to update forward-looking statements or information except as required by law.